PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:              1902

                            Merrill Lynch & Co., Inc.

                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                                Fixed Rate Notes


Principal Amount:             $17,700,000

CUSIP Number:                 59018S 4A9


Interest Rate:                0.003%
                              [To accommodate Trustee, interest rate for set up purposes at .003% the rate should be immediately edited to .0031%]

Original Issue Date:          February 29, 2000


Stated Maturity Date:         June 30, 2008


Interest Payment Dates:       Each June 30th and December  30th,  commencing  on
                              June  30,  2000,  subject  to  Modified  Following
                              Business Day Convention.

Repayment at the Option
of the Holder:                The Notes  cannot be  repaid  prior to the  Stated
                              Maturity Date.

Redemption at the Option
of the Company:               The Notes  cannot be redeemed  prior to the Stated
                              Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                      The Chase Manhattan Bank

Dated:                        February 22, 2000